Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (October 28, 2014) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and nine month periods ended September 30, 2014. For the three month period ended September 30, 2014, the Company’s net income was $2.0 million, or $0.27 per share, basic and diluted, compared to net income of $536,000, or $0.07 per share basic and diluted, for the three month period ended September 30, 2013. For the nine month period ended September 30, 2014, the Company’s net income was $3.2 million, or $0.44 per share, basic and diluted, compared to net income of $2.7 million, or $0.36 per share basic and diluted, for the nine month period ended September 30, 2013.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s credit quality significantly improved during the quarter, allowing us to recapture $892,000 in provision for loan loss expenses. At September 30, 2014, non-accrual loans were $1.1 million, or 0.21% of total loans. At September 30, 2014, the Company’s balance in other real estate and other assets owned was $2.0 million and our total non-performing asset to total asset ratio was 0.33%. At September 30, 2014, the Company’s allowance for loan loss account totaled $8.1 million, or 728.0% of non-accrual loans and 1.51% of total loans. For the nine month period ended September 30, 2014, the Company’s recoveries exceed charge offs by approximately $224,000.”

Mr. Peck continued, “For the three month periods ended September 30, 2014, income from the origination of mortgage loans sold on the secondary market and wealth management commissions increased by $183,000 and $195,000, respectively, as compared to the three month period ended June 30, 2014. Furthermore, the Company continues to find success in reducing our interest expense. Total interest expense declined by $168,000 during the three month period ended September 30, 2014, as compared to the three month period ended June 30, 2014.”

Financial Highlights

•	At September 30, 2014, the Company’s tangible book value was $13.72 per share and tangible common equity ratio was 10.66%. The Bank’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at September 30, 2014, were 11.43% and 18.86%, respectively. The Company’s consolidated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at September 30, 2014, were 11.49% and 18.91%, respectively.

•	The Company purchased 186,370 shares of its common stock in the quarter at a weighted average price of $11.74 per share. At September 30, 2014, the Company has purchased 335,694 shares of its common stock under the current repurchase program and is authorized to repurchase an additional 39,306 shares of its common stock under the currently approved repurchase plan. The Company holds a total of 738,610 shares of treasury stock at a weighted average cost of $12.13 per share.

•	During the quarter, the Company has opened a loan production office on West End Avenue in Nashville, Tennessee, and has hired two commercial loan officers. We are seeking additional high performing commercial lenders to enhance our presence in the market.

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HFBC Reports Third Quarter Results

October 28, 2014

Asset Quality

At September 30, 2014, the Company’s level of non-accrual loans totaled $1.1 million, as compared to $10.1 million at December 31, 2013. For the three month period ended September 30, 2014, the Company had two of its most significant non-accrual relationships become current and placed in accrual status. A summary of non-accrual loans at September 30, 2014, and December 31, 2013, is as follows:

	September 30, 2014	December 31, 2013
	(Dollars in Thousands)

One-to-four family mortgages	$407	$945
Home equity line of credit	31	1
Junior lien	—	2
Construction	—	175
Land	301	1,218
Non-residential real estate	101	6,546
Farmland	12	703
Consumer loans	2	13
Commercial loans	263	463

Total non-accrual loans	$1,117	$10,066

At December 31, 2013, non-accrual loans plus other real estate and other assets owned totaled $11.7 million, or 1.21% of total assets. At September 30, 2014, non-accrual loans plus other real estate and other assets owned totaled $3.1 million, or 0.33% of total assets. A summary of the activity in other real estate owned for the nine month period ended September 30, 2014, is as follows:

	Activity During 2014
	Balance 12/31/2013	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sale	Balance 9/30/2014
	(Dollars in Thousands)
One-to-four family mortgages	$350	365	(601)	(5)	11	$120
Land	1,124	901	(72)	(100)	(19)	1,834
Non-residential real estate	200	175	(328)	—	(47)	—

Total	$1,674	1,441	(1,001)	(105)	(55)	$1,954

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HFBC Reports Third Quarter Results

October 28, 2014

Asset Quality (continued)

The Company had no loans classified as performing Troubled Debt Restructurings (“TDRs”) at December 31, 2013. During the three month period ending September 30, 2014, the Company classified the following currently performing loans as TDR:

	Balance at 12/31/13	New TDR	Loss or Foreclosure	Removed Due to Performance	Removed from (Taken to) Non-accrual	Balance at 9/30/14
	(Dollars in Thousands)

Non-residential real estate	$—	10,271	—	—	—	10,271

Total performing TDR	$—	10,271	—	—	—	10,271

At September 30, 2014, the Company’s level of loans classified as substandard was $38.4 million as compared to $42.6 million at December 31, 2013. At September 30, 2014, the Company’s classified loan to risk-based capital ratio was 33.7%. The Company’s specific reserve for impaired loans was $2.9 million at September 30, 2014, and $1.9 million at December 31, 2013. A summary of the level of classified loans at September 30, 2014, is as follows:

	Pass	Special Mention	Impaired Loans		Total	Specific Allowance for	Allowance for Performing Loans
September 30, 2014			Substandard	Doubtful		Impairment
	(Dollars in Thousands)
One-to-four family mortgages	$142,425	203	5,022	—	147,650	131	1,232
Home equity line of credit	33,012	—	806	—	33,818	—	192
Junior liens	2,123	40	37	—	2,200	—	16
Multi-family	19,466	2,904	2,197	—	24,567	—	104
Construction	21,678	—	—	—	21,678	—	160
Land	14,380	362	10,819	—	25,561	703	382
Non-residential real estate	133,511	5,492	15,174	—	154,177	1,988	1,538
Farmland	40,364	516	1,826	—	42,706	2	543
Consumer loans	14,554	21	321	—	14,896	74	528
Commercial loans	69,320	325	2,204	—	71,849	8	532

Total	$490,833	9,863	38,406	—	539,102	2,906	5,227

Net Interest Income

For the three month period ended September 30, 2014, the Company’s net interest income was $6.8 million, compared to $6.4 million for the three month period ended June 30, 2014, and $6.3 million for the three month period ended September 30, 2013. For the three month period ended September 30, 2014, the Company’s net interest margin was 3.22%, as compared to 3.04% for the three month period ended September 30, 2013, and 3.02% for the three month period ended June 30, 2014. The increase in net interest income was due in part to the collection of $280,000 in interest from a loan that was previously classified as non-accrual. In addition to an increase in loan interest income, the Company’s interest expense decline by $168,000 for the three month period ended September 30, 2014, as compared to the three month period ended June 30, 2014. For the three month period ended September 30, 2014, the additional $280,000 of interest collected on non-accrual loans added 0.21% to the Company’s yield on loans and 0.13% to the Company’s net interest margin.

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HFBC Reports Third Quarter Results

October 28, 2014

Net Interest Income (continued)

For the nine month period ended September 30, 2014, the Company’s net interest income was $19.5 million, as compared to $18.9 million for the nine month period ended September 30, 2013. For the nine month period ended September 30, 2014, the Company’s interest expense on deposits was $4.3 million as compared to $5.6 million for the nine month period ended September 30, 2013. For the nine month period ended September 30, 2014, the Company’s net interest margin was 3.12%, as compared to 2.98% for the nine month period ended September 30, 2013. For the nine month period ended September 30, 2014, the additional $280,000 of interest collected on non-accrual loans added 0.07% to the Company’s yield on loans and 0.05% to the Company’s net interest margin.

Non-interest Income

Non-interest income for the three month period ended September 30, 2014, was $2.4 million, as compared to $1.8 million for the three month period ended September 30, 2013, and $1.9 million for the three month period ended June 30, 2014. The increase in non-interest income for the three month period ended September 30, 2014, as compared to the three month period ended September 30, 2013, was primarily the result of a $400,000 impairment charge on an investment security incurred in September of 2013. For the three month period ended September 30, 2014, mortgage origination income was $316,000 as compared to $147,000 for the three month period ended September 30, 2013, and $133,000 for the three month period ended June 30, 2014.

For the nine month period ended September 30, 2014, non-interest income was $5.9 million, a decline of $1.1 million as compared to the nine month period ended September 30, 2013. For the nine month period ended September 30, 2014, the Company earned $548,000 from gains on the sale of securities as compared to $1.6 million for the nine month period ended September 30, 2013. For the nine month period ended September 30, 2014, service charge income declined by $234,000, as compared to the nine month period ended September 30, 2013.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses increased by $116,000. The most significant increases in operating expenses was a $189,000 increase in salaries and benefits expense and a $137,000 increase in other operating expenses. During the same link quarter basis, the Company’s losses on real estate owned and expenses related to other real estate owned declined by $67,000 and $121,000, respectively.

For the three month period ended September 30, 2014, non-interest expenses increased by $579,000, as compared to the three month period ended September 30, 2013. For the three month period ended September 30, 2014, the Company’s salary expense increased by $146,000, state bank taxes increased by $203,000, and other expenses increased by $271,000, respectively, as compared to the three month period ended September 30, 2013. For the three month period ended September 30, 2014, other expenses increased by $271,000 due to operating losses in tax advantaged partnerships. For the three month period ended September 30, 2014, the Company experienced a $96,000 decline in professional services, a $97,000 decline in occupancy expenses and a $107,000 decline in expenses related to other real estate owned, respectively, as compared to the three month period ended September 30, 2013.

For the nine month period ended September 30, 2014, non-interest expenses were $22.3 million, an increase of $1,000,000 as compared to the nine month period ended September 30, 2013. For the nine month period ended September 30, 2014, the Company experienced increases of $246,000 in data processing expenses, a $558,000 increase in state bank taxes, a $167,000 increases in losses on the sale of real estate and $298,000 increase in other expenses, respectively, as compared to the nine month period ended September 30, 2013. During the nine month period ended September 30, 2014, the Company experienced a significant decline in professional services expenses, and occupancy expenses as compared to the nine month period ended September 30, 2013.

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HFBC Reports Third Quarter Results

October 28, 2014

Balance Sheet

At September 30, 2014, consolidated assets were $929.7 million, a decline of $44 million as compared to December 31, 2013. For the nine month period ended September 30, 2014, the Company experienced a $38.3 million decrease in time deposits, a $6.5 million decrease in FHLB borrowings, a $20.5 million decrease in cash and cash equivalents and a $12.9 million decrease in net loan balances compared to December 31, 2013. The Company continues to re-price its liabilities while working to generate additional loan relationships.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Clarksville, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets

Cash and due from banks	$18,673	37,229
Interest-earning deposits	16,712	18,619

Cash and cash equivalents	35,385	55,848
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	311,685	318,910
Loans held for sale	483	—
Loans receivable, net of allowance for loan losses of $8,133 at September 30, 2014, and $8,682 at December 31, 2013	530,759	543,632
Accrued interest receivable	4,659	5,233
Real estate and other assets owned	1,954	1,674
Bank owned life insurance	9,903	9,677
Premises and equipment, net	22,926	23,108
Deferred tax assets	2,189	4,610
Intangible asset	49	130
Other assets	5,266	6,399

Total assets	$929,686	973,649

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$108,217	105,252
Interest-bearing accounts:
Interest-bearing checking accounts	179,914	183,643
Savings and money market accounts	96,426	92,106
Other time deposits	343,669	381,996

Total deposits	728,226	762,997
Advances from Federal Home Loan Bank	40,269	46,780
Repurchase agreements	46,329	52,759
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	849	521
Dividends payable	301	326
Accrued expenses and other liabilities	4,313	4,239

Total liabilities	830,597	877,932

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)

Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at September 30, 2014, and December 31, 2013	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,949,665 issued and 7,211,055 outstanding at September 30, 2014, and 7,927,287 issued and 7,447,903 outstanding at December 31, 2013	79	79
Additional paid-in-capital	58,416	58,302
Retained earnings	47,049	44,694
Treasury stock- common (at cost, 738,610 shares at September 30, 2014, and 479,384 shares at December 31, 2013)	(8,956)	(5,929)
Accumulated other comprehensive income (loss), net of taxes	2,501	(1,429)

Total stockholders’ equity	99,089	95,717

Total liabilities and stockholders’ equity	$929,686	973,649

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,
	2014	2013	2014	2013
Interest income:
Loans receivable	$6,913	6,605	19,743	20,163
Securities available for sale - taxable	1,562	1,641	5,035	5,237
Securities available for sale - nontaxable	514	544	1,589	1,676
Interest-earning deposits	5	5	19	18

Total interest income	8,994	8,795	26,386	27,094

Interest expense:
Deposits	1,354	1,622	4,313	5,604
Advances from Federal Home Loan Bank	430	445	1,292	1,335
Repurchase agreements	228	245	722	717
Subordinated debentures	174	184	551	548

Total interest expense	2,186	2,496	6,878	8,204

Net interest income	6,808	6,299	19,508	18,890
Provision for loan losses	(892)	426	(773)	1,208

Net interest income after provision for loan losses	7,700	5,873	20,281	17,682

Non-interest income:
Other-than-temporary impairment loss on debt securities	—	(511)	—	(511)
Portion of losses recognized in other comprehensive income	—	111	—	111

Net impairment losses recognized in earnings	—	(400)	—	(400)
Service charges	879	949	2,505	2,739
Merchant card income	265	245	800	727
Mortgage origination revenue	316	147	507	559
Gain on sale of securities	294	201	548	1,617
Income from bank owned life insurance	65	88	226	250
Financial services commission	363	314	737	958
Other operating income	211	225	613	630

Total non-interest income	2,393	1,769	5,936	7,080

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,
	2014	2013	2014	2013
Non-interest expenses:
Salaries and benefits	$3,881	3,735	11,368	11,297
Occupancy	781	878	2,498	2,605
Data processing	730	652	2,194	1,948
State bank tax	346	143	990	432
Intangible amortization	16	33	81	130
Professional services	397	493	1,025	1,435
Deposit insurance and examination	182	137	562	548
Advertising	368	292	1,023	933
Postage and communications	140	149	423	427
Supplies	156	159	459	388
Loss (gain) on real estate owned	35	(54)	160	(7)
Real estate owned expense (refund)	(29)	78	193	186
Other operating expenses	560	289	1,358	1,060

Total non-interest expense	7,563	6,984	22,334	21,382

Income before income tax	2,530	658	3,883	3,380
Income tax expense	577	122	651	694

Net income	1,953	536	3,232	2,686

Net income per share:
Basic	$0.27	$0.07	$0.44	$0.36

Diluted	$0.27	$0.07	$0.44	$0.36

Dividend per share	$0.04	$0.04	$0.12	$0.08

Weighted average shares outstanding - basic	7,265,597	7,483,582	7,348,708	7,483,606

Weighted average shares outstanding - diluted	7,265,597	7,483,582	7,348,708	7,483,606

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	9/30/2014	6/30/2014

Interest income:
Loans receivable	$6,913	6,503	410
Securities available for sale - taxable	1,562	1,694	(132)
Securities available for sale - nontaxable	514	531	(17)
Interest-earning deposits	5	6	(1)

Total interest income	8,994	8,734	260

Interest expense:
Deposits	1,354	1,488	(134)
Advances from Federal Home Loan Bank	430	428	2
Repurchase agreements	228	245	(17)
Subordinated debentures	174	193	(19)

Total interest expense	2,186	2,354	(168)

Net interest income	6,808	6,380	428
Provision for loan losses	(892)	(261)	(631)

Net interest income after provision for loan losses	7,700	6,641	1,059

Non-interest income:
Service charges	879	848	31
Merchant card income	265	276	(11)
Mortgage orgination revenue	316	133	183
Gain on sale of securities	294	241	53
Income from bank owned life insurance	65	66	(1)
Financial services commission	363	168	195
Other operating income	211	213	(2)

Total non-interest income	2,393	1,945	448

This information is preliminary and based on Company data available at the time of the presentation

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	9/30/2014	6/30/2014

Non-interest expenses:
Salaries and benefits	$3,881	3,692	189
Occupancy	781	808	(27)
Data processing	730	736	(6)
Bank franchise tax	346	398	(52)
Intangible amortization	16	33	(17)
Professional services	397	341	56
Deposit insurance and examination	182	183	(1)
Advertising	368	341	27
Postage and communications	140	140	—
Supplies	156	158	(2)
Loss (gain) on real estate owned	35	102	(67)
Real estate owned expense (refund)	(29)	92	(121)
Other operating expenses	560	423	137

Total non-interest expense	7,563	7,447	116

Income before income tax expense	2,530	1,139	1,391
Income tax expense	577	214	363

Net income	$1,953	$925	$1,028

Net income per share:

Basic	$0.27	$0.13	$0.14

Diluted	$0.27	$0.13	$0.14

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	7,265,597	7,376,726

Weighted average shares outstanding - diluted	7,265,597	7,376,726

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2014

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2014, and September 30, 2013, by $774,000 and $812,000, respectively, for a tax equivalent rate using a cost of funds rate of 1.25% for the nine month period ended September 30, 2014, and 1.40% for the nine month period ended September 30, 2013. The table adjusts tax-free loan income by $9,000 and $6,000, respectively, for nine month periods ended September 30, 2014, and September 30, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2014	Income and Expense 9/30/2014	Average Rates 9/30/2014	Average Balance 9/30/2013	Income and Expense 9/30/2013	Average Rates 9/30/2013
	(Table Amounts in Thousands, Except Percentages)
Loans	$535,659	19,752	4.92%	$527,054	20,169	5.10%
Investments AFS taxable	259,615	5,035	2.59%	$275,934	5,237	2.53%
Investment AFS tax free	63,321	2,363	4.98%	$71,269	2,488	4.66%
Interest bearing deposits	9,819	19	0.26%	$8,851	18	0.27%

Total interest earning assets	868,414	27,169	4.17%	883,108	27,912	4.21%

Other assets	73,550			79,779

Total assets	$941,964			$962,887

Retail time deposits	$307,307	2,786	1.21%	$370,917	4,018	1.44%
Brokered deposits	39,741	401	1.35%	44,002	525	1.59%
Saving & MMDA	96,278	145	0.20%	84,823	109	0.17%
Now accounts	191,925	981	0.68%	163,493	952	0.78%
FHLB borrowings	44,985	1,292	3.83%	43,602	1,335	4.08%
Repurchase agreements	41,386	722	2.33%	41,556	717	2.30%
Subordinated debentures	10,310	551	7.13%	10,310	548	7.09%

Total interest bearing liabilities	731,932	6,878	1.25%	758,703	8,204	1.44%

Non-interest bearing deposits	105,325			94,695
Other liabilities	5,026			4,361

Stockholders’ equity	99,681			105,128

Total liabilities and stockholders’ equity	$941,964			$962,887

Net interest income		20,291			19,708

Net interest spread			2.92%			2.77%

Net interest margin		3.12%			2.98%

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2014

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2014, and September 30, 2013, by $251,000 and $264,000, respectively, for a tax equivalent rate using a cost of funds rate of 1.20% for the three month period ended September 30, 2014, and 1.35% for the three month period ended September 30, 2013. The table adjusts tax-free loan income by $3,000 for three month period ended September 30, 2014, and $2,000 for the three month period ended September 30, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2014	Income and Expense 9/30/2014	Average Rates 9/30/2014	Average Balance 9/30/2013	Income and Expense 9/30/2013	Average Rates 9/30/2013
	(Table Amounts in Thousands, Except Percentages)
Loans	$535,774	6,916	5.16%	$530,086	6,607	4.99%
Investments AFS taxable	265,853	1,562	2.35%	260,326	1,641	2.52%
Investment AFS tax free	65,298	765	4.69%	66,882	808	4.83%
Interest bearing deposits	10,917	5	0.18%	7,237	5	0.28%

Total interest earning assets	877,842	9,248	4.21%	864,531	9,061	4.19%

Other assets	75,617			75,930

Total assets	$953,459			$940,461

Retail time deposits	320,008	896	1.12%	352,291	1,141	1.30%
Brokered deposits	42,605	110	1.03%	43,353	163	1.50%
Savings & MMDA	94,522	49	0.21%	87,687	39	0.18%
Now accounts	190,329	299	0.63%	159,419	279	0.70%
FHLB borrowings	42,970	430	4.00%	43,634	445	4.08%
Repurchase agreements	46,765	228	1.95%	43,448	245	2.26%
Subordinated debentures	10,310	174	6.75%	10,310	184	7.14%

Total interest bearing liabilities	747,509	2,186	1.17%	740,142	2,496	1.35%

Non-interest bearing deposits	103,112			96,343
Other liabilities	4,660			5,013

Stockholders’ equity	98,178			98,963

Total liabilities and stockholders’ equity	$953,459			$940,461

Net interest income		7,062			6,565

Interest rate spread			3.04%			2.84%

Net interest margin		3.22%			3.04%

This information is preliminary and based on Company data available at the time of the presentation.

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